826 Westpoint Parkway, Suite 1250

Westlake, Ohio 44145-1594

Phone: (440) 892-3100

Fax: (440) 835-1093

September 23, 2004

Audit Committee

Electric City Value Fund

c/o Edward Sorenson

1292 Gower Road

Scotia, New York 12302

This is to confirm that the client-auditor relationship between the Electric City Value Fund (Commission File Number 333-84665) and McCurdy & Associates CPA’s, Inc. has ceased.

Sincerely,

/s/ McCurdy and Associates CPA’s, Inc.

McCurdy and Associates CPA’s, Inc.

Cc: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549